UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 5, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events and Required FD Disclosure.

Janus Capital Group Inc. (“Janus”) is filing, for purposes of Regulation FD disclosure, a press release announcing that $465.1 million of Janus’ notes were tendered as of April 5, 2004 meeting the minimum satisfaction of the tender offer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release announcing that $465.1 million of Janus’ notes were tendered as of April 5, 2004 meeting the minimum satisfaction of the tender offer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 6, 2004	By: /s/ LOREN M. STARR

Loren M. Starr
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
99.1	Janus Capital Group Inc. press release announcing that $465.1 million of Janus’ notes were tendered as of April 5, 2004 meeting the minimum satisfaction of the tender offer.

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